Exhibit 99.1

For additional information contact:
Richard S. DeRose
(703) 293-7901

For release:  March 30, 2016

Information Analysis Inc. Reports Profitable Results for 2015

FAIRFAX, VIRGINIA – Information Analysis Incorporated. (IAIC:OTCBB) today reported results for the year ended December 31, 2015.  Revenues were up 7% to $6,214,000, compared to revenues of $5,784,000 for the same period in 2014.  The information technology services company reported net income of $78,000, or $0.01 per share basic and diluted, compared to a net loss of $30,000, or $(0.00) per share basic and diluted, reported for the comparable 2014 period.

 “In 2015, the Company remained profitable in spite of government budget cuts. We are adding initiatives in new areas, such as cyber security,  mobile applications,  and more generalized user applications using Adobe products for our solutions sets in order to increase our business base,” said Sandor Rosenberg, Chairman and Chief Executive Officer of IAI. “In addition, we are making investments in marketing and sales in both the commercial market as well as in the government sector.  We have been aggressively pursuing new business opportunities through the bidding process for prime contracts and teaming with our partners.”

 “We continue to pursue merger and acquisition opportunities.”

About Information Analysis Incorporated

Information Analysis Incorporated (www.infoa.com), headquartered in Fairfax, Virginia, is an information technology product and services company.  The Company is a web application and e-business solutions provider, as well as a software conversion specialist, modernizing legacy systems and extending their reach to the internet and more modern platforms.

Additional information for investors

This release may contain forward-looking statements regarding the Company's business, customer prospects, or other factors that may affect future earnings or financial results.  Such statements involve risks and uncertainties which could cause actual results to vary materially from those expressed in the forward-looking statements.   Investors should read and understand the risk factors detailed in the Company's 10-K for the fiscal year ended December 31, 2015 and in other filings with the Securities and Exchange Commission.

Information Analysis Incorporated
Statements of Operations

	Year ended December 31,
(in thousands, except per share data; audited)	2015	2014
Revenue:
Professional fees	$4,659	$3,707
Software sales	1,556	2,077
Total revenue	6,215	5,784
Cost of goods sold and services provided:
Cost of professional fees	2,547	2,178
Cost of software sales	1,295	1,218
Total cost of sales	3,842	3,396
Gross margin	2,373	2,388
Selling, general and administrative expense	1,749	1,688
Commissions expense	556	740
Income (loss) from operations	68	(40)
Other income, net	10	10
Income (loss) before income taxes	78	(30)
Net income (loss)	$78	$(30)

Earnings (loss) per share:
Basic	$0.01	$0.00
Diluted	$0.01	$0.00

Shares used in calculating earnings (loss) per share:
Basic	11,201,760	11,201,760
Diluted	11,310,387	11,201,760

Information Analysis Incorporated
Balance Sheets

	As of	As of
	December 31, 2015	December 31, 2014
(in thousands)	(audited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$2,168	$2,450
Accounts receivable, net	1,298	971
Prepaid expenses	603	760
Note receivable, current	-	4
Total current assets	4,069	4,185

Fixed assets, net	43	54
Note receivable, long-term	-	5
Other assets	6	6
Total assets	$4,118	$4,250

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$65	$32
Commissions payable	959	1,017
Deferred revenues	581	738
Accrued payroll and related liabilities	261	256
Other accrued liabilities	75	116
Total liabilities	1,941	2,159

Common stock, par value $0.01, 30,000,000 shares authorized;
12,844,376 shares issued, 11,201,760 shares outstanding
as of December 31, 2015 and 2014, respectively	128	128
Additional paid in capital	14,622	14,614
Accumulated deficit	(11,643)	(11,721)
Less treasury stock; 1,642,616 shares at cost	(930)	(930)
Total stockholders' equity	2,177	2,091
Total liabilities and stockholders' equity	$4,118	$4,250